Exhibit 1.1

Managing Broker-Dealer Agreement

This Managing Broker-Dealer Agreement (this “Agreement”) is entered into by and between USA Opportunity Income Fund, Inc., a Puerto Rico corporation (the “Issuer”), and Coastal Equities, Inc., an Ohio corporation (the “Managing Broker-Dealer”), effective October 22, 2021 (the “Effective Date”) regarding the offering and sale by the Issuer of up to $75,000,000 in 10 year maturity unsecured bonds with a 7% interest rate (the “Securities”) in the Issuer (the “Offering”). Capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the USA Opportunity Income Fund, Inc. Regulation A Offering Circular when declared effective, as supplemented or amended (the “Offering Circular”).

1. Appointment of the Managing Broker-Dealer.

1.1 On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Managing Broker-Dealer is hereby appointed and agrees to sell the Securities on a “best efforts” basis pursuant to: (i) Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) applicable state blue sky exemptions. The Managing Broker-Dealer is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Issuer (the “Selling Group Members”) to sell the Securities, subject to the approval of the Issuer as set forth in Section 5.1.

1.2 It is understood that no sale of the Securities shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole discretion to accept or reject any subscription for the Securities (the “Investment Agreement”) in whole or in part. Any proposed subscription for the Securities not accepted within 30 days of receipt shall be deemed rejected. The Securities will be offered during a period commencing on the date of the Offering Circular and continuing until the Offering Termination Date as defined in the Offering Circular (the “Offering Period”).

1.3 Subject to the performance by the Issuer of all the obligations to be performed hereunder and to the completeness and accuracy of all the Issuer’s representations and warranties contained herein, the Managing Broker-Dealer hereby agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified investors (the “Investors”) for the Securities and to attract Selling Group Members.

2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants that:

2.1 The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of Puerto Rico, has all requisite power and authority to enter into this Agreement and has all requisite power and authority to conduct its business as described in the Offering Circular.

2.2 No defaults exist in the due performance or observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

2.3 Subject to Section 3.3, the Offering Circular does not include nor will it include, through the Offering Termination Date, any untrue statement of a material fact nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Issuer of this Agreement or the issuance and sale by the Issuer of the Securities, except such as may be required under the Securities Act or applicable state securities laws.

2.5 At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Offering Circular.

2.6 As of the Effective Date and at the time of any sale of the Securities (each, an “Applicable Date”), none of (i) the Issuer, (ii) any predecessor of the Issuer, (iii) any affiliated issuer of the Issuer, (iv) any director, executive officer, other officer participating in the Offering, general partner or managing member of the Issuer, (v) any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, (vi) any promoter connected with the Issuer in any capacity at the time of the sale of the Securities or (vii) any investment manager of the Issuer that is a pooled investment fund:

2.6.1 Has been convicted, within 10 years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.6.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.6.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before any Applicable Date.

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2.6.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.6.5 Is subject to any order of the SEC entered within 5 years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.6.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.6.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of any Applicable Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.6.8 Is subject to a United States Postal Service false representation order entered within 5 years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.6.9 This Agreement, when executed by the Issuer, will be a valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.7 The representations and warranties made in this Section 2 are made as of the date hereof and shall be continuing representations and warranties throughout the Offering Period. In the event that any of these representations or warranties becomes untrue or is incorrect, the Issuer will immediately notify the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue or incorrect.

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3. Duties and Obligations of the Issuer. The Issuer agrees that:

3.1 The Issuer will deliver to the Managing Broker-Dealer such numbers of copies of the Offering Circular and any amendment or supplement thereto, with all appendices thereto, as the Managing Broker-Dealer may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Issuer also will deliver to the Managing Broker-Dealer such number of copies of any printed sales literature or other materials as the Managing Broker-Dealer may reasonably request in connection with the Offering. In the event that the Issuer provides any copies of the Offering Circular to any party, the Issuer shall promptly provide to the Managing Broker-Dealer the number identifying the copy of the Offering Circular provided to such party.

3.2 The Issuer will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions of this Agreement and in the Offering Circular, and will amend or supplement the Offering Circular in order to make the Offering Circular comply with the requirements of federal and applicable state securities laws and regulations.

3.3 If at any time any event occurs as a result of which the Offering Circular would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Managing Broker-Dealer thereof, effect the preparation of an amendment or supplement to the Offering Circular which will correct such statement or omission, and deliver to the Managing Broker-Dealer as many copies of such amendment or supplement to the Offering Circular as the Managing Broker-Dealer may reasonably request.

3.4 The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Circular.

3.5 The Issuer will comply with all requirements imposed upon it by Regulation A, the rules thereunder, and applicable state securities laws. The Issuer will timely file a Form 1-A with the SEC and all applicable “blue sky” filings with the applicable state securities regulators when required but in any event no later than fifteen (15) days after the Issuer’s (i) acceptance of the Investor’s completed subscription materials and (ii) receipt of the purchase price of the Securities. Upon request, the Issuer will furnish to the Managing Broker-Dealer a copy of such papers filed by the Issuer in connection with any such exemption.

3.6 The Issuer will furnish the holders of the Securities with the reports described in the Offering Circular and applicable Issuer governing documents and will deliver to the Managing Broker-Dealer, and make available, upon request, to each Selling Group Member, a copy of each such report at the time that such reports are furnished to the holders of the Securities, and such other information concerning the Issuer, as may reasonably be requested.

3.7 In order to use electronic delivery of the Offering documents, the Issuer will:

3.7.1 Provide a form of consent to electronic delivery to be signed by prospective Investors; and

3.7.2 Comply with Sections I(A)1 (b) – (e), I(A)2(d), I(B)2, and I(C), (E), (G), (H), (I) and (J) of the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

3.8 In order to use electronic signatures, the Issuer will (i) retain electronically signed documents in compliance with applicable laws and regulations, (ii) not condition participation in the Offering on the use of electronic signatures, (iii) maintain written policies and procedures covering the use of electronic signatures and (iv) provide a form of consent to electronic signatures to be signed by prospective Investors.

3.9 The Issuer will provide holders of the Securities with annual financial statements as required by applicable securities laws.

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4. Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer represents and warrants to the Issuer that:

4.1 The Managing Broker-Dealer is a duly organized Ohio corporation in good standing and has all requisite power and authority to enter into this Agreement.

4.2 This Agreement, when executed by the Managing Broker-Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker-Dealer, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Circular will not result in a breach or violation of any order, rule or regulation directed to the Managing Broker-Dealer by any court, FINRA or any federal or state regulatory body or administrative agency having jurisdiction over the Managing Broker-Dealer or its affiliates.

4.4 Managing Broker-Dealer hereby confirms that it (i) is a member in good standing of FINRA, (ii) is qualified and fully registered to act as a broker-dealer within all states in which it will sell the Securities, (iii) is a broker-dealer duly registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iv) will maintain all such registrations and qualifications in good standing for the duration of the Managing Broker-Dealer’s involvement in the Offering. The Managing Broker-Dealer agrees to immediately notify the Issuer if it ceases to be a member of FINRA in good standing. The Managing Broker-Dealer will comply with all applicable laws, regulations, requirements and rules of the Securities Act, the Exchange Act, applicable state law and FINRA. The Managing Broker-Dealer has all required licenses and permits.

4.5 The Managing Broker-Dealer has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001.

4.6 As of any Applicable Date, none of (i) the Managing Broker-Dealer, (ii) any general partner or managing member of the Managing Broker-Dealer, (iii) any director, executive officer, other officer participating in the Offering, general partner or managing member of the Managing Broker-Dealer or (iv) any person associated with the Managing Broker-Dealer that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors in connection with the sale of the Securities and directly paid by the Managing Broker-Dealer and specifically excluding payments pursuant to or through a Soliciting Dealer Agreement:

4.6.1 Has been convicted, within 10 years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

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4.6.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

4.6.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before any Applicable Date.

4.6.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

4.6.5 Is subject to any order of the SEC entered within 5 years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

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4.6.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

4.6.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of any Applicable Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

4.6.8 Is subject to a United States Postal Service false representation order entered within 5 years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.7 The representations and warranties made in this Section 4 are and shall be continuing representations and warranties throughout the Offering Period. In the event that any of these representations or warranties becomes untrue, the Managing Broker-Dealer will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

5. Duties and Obligations of the Managing Broker-Dealer.

5.1 The Managing Broker-Dealer will serve in a “best efforts” capacity in the offering, sale and distribution of the Securities. The Managing Broker-Dealer may offer the Securities as an agent, but all sales shall be made by the Issuer, acting through the Managing Broker-Dealer as an agent, and not by the Managing Broker-Dealer as a principal. The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker-Dealer or the Issuer, except to appoint Selling Group Members acceptable to the Issuer in its sole discretion.

5.2 The Managing Broker-Dealer shall not knowingly execute any transaction in which an Investor invests in the Securities in a discretionary account without prior written approval of the transaction by the Investor.

5.3 In the event the Managing Broker-Dealer receives any customer funds for the Securities, the Managing Broker-Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities to Ocean Bank of Miami, Florida, or such other escrow bank as determined by the Issuer (the “Escrow Bank”), pursuant to that certain Escrow Agreement among the Issuer, the Managing Broker-Dealer and the Escrow Bank.

5.4 The Managing Broker-Dealer shall conduct all of its solicitation and sales efforts in conformity with Regulation A and all other applicable laws.

5.5 The Managing Broker-Dealer shall notify the Issuer of Investment Agreements it receives within 5 business days of receipt so that the Issuer may make any required federal or state law filings.

5.6 The Managing Broker-Dealer will furnish to the Issuer upon request a complete list of all persons who have been sold the Securities and such persons’ places of residence, as provided by the Selling Group Members.

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5.7 The Issuer may also enter into agreements for the sale of the Securities to certain Investors with non-FINRA registered investment advisors (“Registered Investments Advisors”), and the Managing Broker-Dealer shall assist in the administration of such arrangements.

5.8 The Managing Broker-Dealer will terminate the Offering upon request of the Issuer at any time and will, subject to the Managing Broker-Dealer’s due diligence and desire to continue to act as managing broker-dealer for the Offering, resume the Offering upon the subsequent request of the Issuer.

5.9 The Managing Broker-Dealer will solicit Selling Group Members with its employees who perform wholesaling functions soliciting Selling Group Members. Issuer understands that the Managing Broker-Dealer will initially dedicate one employee to solicit Selling Group Members and then will add a second employee when the Offering is in its full phase of soliciting Selling Group Members. The Managing Broker-Dealer shall enter into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A with each Selling Group Member, and shall not materially modify, amend or supplement the terms of the Soliciting Dealer Agreement without the prior written consent of the Issuer in its sole discretion.

5.10 The Managing Broker-Dealer will:

5.10.1 Maintain written policies and procedures covering the use of electronic offering documents;

5.10.2 Store the electronic offering documents in a non-rewriteable and non-erasable format;

5.10.3 Assist with any additional requirements imposed on the Issuer as set forth in Section 3.7, to the extent within its control;

5.10.4 Obligate the Selling Group Members to comply with the electronic delivery provisions set forth in the Soliciting Dealer Agreement; and

5.10.5 Take prompt action in the event of a security breach to (i) identify and locate the breach, (ii) secure the affected information, (iii) suspend the use of the particular device or technology that has been compromised until information security has been restored and (iv) provide notice of the security breach to any Investor whose confidential personal information has been improperly accessed in connection with the security breach. Compliance with this item after the discovery of a security breach or any other breach of personal information shall not substitute or in any way affect other requirements or obligations, including notification, imposed on the Managing Broker-Dealer pursuant to applicable laws, regulations, or standards.

5.11 The Managing Broker-Dealer will obligate each Selling Group Member, as agent of the Issuer, if it uses electronic signatures in connection with the Offering, to:

5.11.1 Receive a prospective Investor’s prior, informed consent to obtain the use of electronic signatures in the form provided by the Issuer; and

5.11.2 Comply with all of the provisions of the Policy Regarding Use of Electronic Signatures included in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

5.12 The Managing Broker-Dealer shall maintain written policies and procedures covering the use of electronic signatures.

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5.13 The Managing Broker-Dealer will assist the Issuer in preparing and submitting any and all marketing and sales materials that are required to be reviewed by any regulatory bodies such as FINRA. FINRA Corporate Filing Fee for this $75,000,000 best efforts offering will be $12,750 and will be a pass-through fee payable to Coastal, from the Issuer, who will then forward it to FINRA as payment for the filing. This fee is due and payable prior to any submission by Coastal to FINRA.

5.14 The Managing Broker-Dealer will assist the Issuer in getting DTC approval of the Issuer’s Securities and securing approval by major custodial firms used by independent broker-dealers such as Fidelity, Pershing, TD Ameritrade and Charles Schwab for the Securities of the Issuer to be visible on Issuer account statements provided by such custodial firms.

5.15 The Managing Broker dealer shall also provide the additional services as set forth on Exhibit B and shall not charge any additional fees for these services.

6. Compensation. Subject to Section 7, as compensation for services rendered by the Managing Broker-Dealer under this Agreement, the Managing Broker-Dealer will be entitled to receive from the Issuer, as appropriate:

6.1 A selling commission in an amount up to 5% (which may be reduced or eliminated to the extent that the selling commission due with respect to an Investor’s investment in Securities is reduced or eliminated) of the purchase price of the Securities sold by the Managing Broker-Dealer (the “Total Sales”), which it will reallow to the Selling Group Members; provided, however, that this amount will be reduced to the extent a lower commission rate is negotiated with a Selling Group Member and the commission rate will be the lower agreed-upon rate. No commissions and fees in Section 5.13, Section 5.14 or Section 5.15will be payable on any Securities sold directly by the Issuer.

6.2 A managing dealer placement fee equal to 1% of the Total Sales.

6.3 A wholesaler fee in an amount up to 0.75% of the Total Sales, which will be reallowed, in whole or in part, to certain wholesalers, some of which may be internal to the Issuer and its Affiliates.

6.4 The Issuer will pay the Managing Broker-Dealer for sales of the Securities an amount up to 1% of the Total Sales as a nonaccountable marketing and due diligence allowance, which the Managing Broker-Dealer may reallow, in whole or in part, to the Selling Group Members.

6.5 Notwithstanding the foregoing provisions of this Section 6, the Issuer reserves the right, in its sole discretion, to refuse to accept any or all Investment Agreements tendered by the Managing Broker-Dealer and/or to terminate the Offering at any time before the Offering Termination Date.

7. Conditions to Payment of Commissions, Allowances and Expense Reimbursements. No selling commissions, allowances, expense reimbursements or other compensation will be payable with respect to any Investment Agreements that are rejected by the Issuer, or if the Issuer terminates the Offering for any reason whatsoever.

8. Offering. The Offering of the Securities shall be at the offering price and upon the terms and conditions set forth in the Offering Circular.

9. Indemnification by the Issuer.

9.1 Subject to the conditions set forth below, the Issuer, with respect to the Offering, agrees to indemnify, defend and hold harmless the Managing Broker-Dealer and the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants (the “Selling Parties”) against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

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9.1.1 Any untrue statement of a material fact contained in the Offering Circular or in any application or other document filed by the Issuer in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof;

9.1.2 The omission from the Offering Circular of a material fact required to be stated therein or necessary to make the statements therein not misleading;

9.1.3 The failure of the Issuer as a result of its acts or omissions to comply with any of the applicable provisions of the Securities Act, Regulation A or the rules thereunder, or any applicable state laws or regulations;

9.1.4 Any verbal or written representations made in connection with the Offering by the Issuer in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

9.1.5 The breach by the Issuer of any term, condition, representation, warranty or covenant in this Agreement.

9.2 If any action is brought against any of the Selling Parties in respect of which indemnity may be sought under this Section 9, the Managing Broker-Dealer or the Selling Group Members, as the case may be, shall promptly notify the Issuer in writing of the institution of such action, and the Issuer shall assume the defense of such action; provided, however, that the failure to notify the Issuer shall not affect the provisions in this Section 9 except to the extent such failure to notify the Issuer has a material and adverse effect on the defense of such claims. The affected Selling Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Issuer’s expense and authorized in writing by the Issuer, provided that the Issuer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

9.3 The Issuer agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Issuer or any of its managers, members, partners, officers, directors, employees, agents, attorneys, accountants and affiliates in connection with the Offering.

9.4 The indemnity provided to the Managing Broker-Dealer pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon:

9.4.1 any untrue statement or alleged untrue statement of material fact made by the Managing Broker-Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer;

9.4.2 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations as a direct result of any act by the Managing Broker-Dealer;

9.4.3 the offer or sale by the Managing Broker-Dealer of a Security to a retail customer of the Managing Broker-Dealer who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.4.4 the breach by the Managing Broker-Dealer of its representations, warranties or obligations in this Agreement.

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9.5 The indemnity provided to the Selling Parties other than the Managing Broker-Dealer (the “Other Selling Parties”) pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon:

9.5.1 any untrue statement or alleged untrue statement of material fact made by any Other Selling Party, or any omission or alleged omission of a material fact required to be disclosed by any Other Selling Party or any agent of any Other Selling Party;

9.5.2 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of any Other Selling Party;

9.5.3 the offer or sale by any Other Selling Party of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.5.4 the breach by any Other Selling Party of its representations, warranties, or obligations under its Soliciting Dealer Agreement with the Managing Broker-Dealer relating to the Offering.

10. Indemnification by the Managing Broker-Dealer.

10.1 Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless the Issuer, and the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants (the “ISGM Parties”), against any and all Loss arising out of or based upon:

10.1.1 Any misrepresentation contained in any sales or other materials provided by the Managing Broker-Dealer to the Selling Group Members that was prepared by the Managing Broker-Dealer;

10.1.2 The Managing Broker-Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, Rule 506 pursuant to Regulation D promulgated under the Securities Act, the applicable requirements and rules of FINRA or any applicable state laws or regulations as a direct result of acts of the Managing Broker-Dealer;

10.1.3 The breach by the Managing Broker-Dealer of any term, condition, representation, warranty or covenant in this Agreement; or

10.1.4 Any Losses arising from the gross negligence or willful misconduct of the Managing Broker-Dealer.

10.2 If any action is brought against any of the ISGM Parties in respect of which indemnity may be sought under this Section 10, the Issuer or the Selling Group Members, as the case may be, shall promptly notify the Managing Broker-Dealer in writing of the institution of such action, and the Managing Broker-Dealer shall assume the defense of such action; provided, however, that the failure to notify the Managing Broker-Dealer shall not affect the provisions in this Section 10 except to the extent such failure to notify the Managing Broker-Dealer has a material and adverse effect on the defense of such claims. The affected ISGM Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Managing Broker-Dealer’s expense and authorized in writing by the Managing Broker-Dealer, provided that the Managing Broker-Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

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10.3 The Managing Broker-Dealer agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of its managers, members, partners, officers, directors, employees, agents, attorneys, accountants and affiliates in connection with the Offering.

10.4 The indemnity provided to the Issuer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon:

10.4.1 any untrue statement or alleged untrue statement of material fact made by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer or any Selling Party), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer or any Selling Party);

10.4.2 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Issuer; or

10.4.3 the breach by the Issuer of its representations, warranties or obligations in this Agreement.

10.5 The indemnity provided to the Selling Group Member pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon:

10.5.1 any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member;

10.5.2 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Selling Group Member;

10.5.3 the offer or sale by the Selling Group Member of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules and regulations; or

10.5.4 the breach by the Selling Group Member of its representations, warranties or obligations under its Soliciting Dealer Agreement with the Managing Broker-Dealer relating to the Offering.

11. Indemnification by the Selling Group Member. The Soliciting Dealer Agreement shall provide as set forth in this Section 11 and in Section 12, and shall incorporate such other provisions of this Agreement as required to give effect thereto.

11.1 Subject to the conditions set forth below, each Selling Group Member agrees to indemnify, defend and hold harmless the Issuer and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants (the “IMBD Parties”), against any and all Loss arising out of or based upon:

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11.1.1 Any verbal or written representations made in connection with the Offering by such Selling Group Member, its employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2 Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;

11.1.3 Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the applicable requirements and rules of FINRA or any applicable state laws or regulations;

11.1.4 The breach by such Selling Group Member of any term, condition, representation, warranty or covenant of the Soliciting Dealer Agreement;

11.1.5 The failure by any Investor to comply with the suitability requirements for purchasers of the Securities set forth in the Offering Circular;

11.1.6 Any electronic signatures and/or stamped signatures in any form which have been used, obtained or relied upon by the Selling Group Member with respect to this Agreement, the applicable Soliciting Dealer Agreement or any Investment Agreement; or

11.1.7 Any Losses arising from the gross negligence or willful misconduct of such Selling Group Member.

11.2 If any action is brought against any of the IMBD Parties in respect of which indemnity may be sought under this Section 11, the Issuer or the Managing Broker-Dealer shall promptly notify the applicable Selling Group Member in writing of the institution of such action, and the Selling Group Member shall assume the defense of such action; provided, however, that the failure to notify the Selling Group Member shall not affect the provisions in this Section 11 except to the extent such failure to notify the Selling Group Member has a material and adverse effect on the defense of such claims. The affected IMBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Selling Group Member’s expense and authorized in writing by such Selling Group Member.

11.3 The Selling Group Member agrees to promptly notify the Issuer and the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s managers, members, partners, officers, directors, employees, agents, attorneys, accountants and affiliates in connection with the Offering.

11.4 The indemnity provided to the Managing Broker-Dealer pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon:

11.4.1 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations as a direct result of any act by the Managing Broker-Dealer; or

11.4.2 the offer or sale by the Managing Broker-Dealer of a Security to a retail customer of the Managing Broker-Dealer who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations other than pursuant to Section 9.4.2.

11.5 The indemnity provided to the Issuer pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon:

11.5.1 any untrue statement or alleged untrue statement of material fact made by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer);

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11.5.2 the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Issuer; or

11.5.3 the breach by the Issuer of its representations, warranties or obligations in this Agreement.

12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 9, 10, and 11 is for any reason held to be unavailable from the Issuer, the Managing Broker-Dealer or the Selling Group Members, as the case may be, the Issuer, the Managing Broker-Dealer and the Selling Group Members shall contribute to the aggregate Loss (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Issuer, the Managing Broker-Dealer and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 9, 10 and 11, as the case may be, which resulted in such Loss, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Managing Broker-Dealer and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The parties and any person who controls the Managing Broker-Dealer shall also have rights to contribution under this Section 12.

13. Compliance. All actions, direct or indirect, by the Managing Broker-Dealer and its agents, members, employees and affiliates, shall conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules and regulations and (ii) applicable requirements and rules of FINRA.

14. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

14.1 “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

14.2 The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

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14.3 The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

14.4 The provisions of this Section 14 shall survive the termination of this Agreement.

15. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Issuer, including the indemnity agreements contained in Sections 9, 10 and 11 and the contribution agreements contained in Section 12 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Issuer and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

16. Costs of the Offering. The allowances and reimbursements described in Section 6 are the sole obligations of the Issuer or its affiliates. Other than as specifically set forth herein, the Managing Broker-Dealer will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Managing Broker-Dealer’s counsel. Other than as specifically set forth herein, the Issuer agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to marketing the Offering and submitting filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel, and all costs of reproduction and distribution of the Offering Circular and any amendment or supplement thereto.

17. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties, and, upon such termination, no selling commissions, allowances, expense reimbursements or other compensation earned after the termination date will be payable to the Managing Broker Dealer or any Selling Group Member thereafter, even if the Offering continues. Such termination shall not affect the indemnification agreements set forth in Sections 9, 10 and 11 or the contribution agreements set forth in Section 12.

18. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the state of Delaware without regard to conflict of law provisions.

19. Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in New Castle County, Delaware. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

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20. Waiver of Jury Trial.

20.1 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.1.

20.2 Each of the parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

21. Limitation on Damages. In no event will any party be liable to any other party under or in connection with this Agreement or in connection with the transactions contemplated herein for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the party sought to be held liable has been advised of the possibility of such damage.

22. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

23. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

24. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

25. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to Coastal Equities, Inc., 1201 N. Orange St., Suite 729 Wilmington, DE 19801, (ii) if sent to the Issuer, shall be mailed or delivered to Administratie Office, 5101 Collins Ave, Miami Beach, FL 33140. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

26. Parties; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 9, 10, 11 and 12, their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained, provided that the persons and entities referenced in Sections 9, 10, 11 and 12 are intended third party beneficiaries of this Agreement. No party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

27. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

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28. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

29. Entire Agreement. This Agreement and the other documents and agreements referenced herein contain the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

30. Confirmation. The Issuer agrees to confirm all orders for purchase of Securities that are accepted by the Issuer and provide such confirmation to the Managing Broker-Dealer and the Selling Group Members. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

31. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties.

32. Due Diligence. The Issuer will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Issuer may amend and supplement from time to time, to be delivered by the Managing Broker-Dealer to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Issuer and the Managing Broker-Dealer will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Managing Broker-Dealer and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the Managing Broker-Dealer or the Selling Group Members except to the extent such information is disclosed in the Offering Circular.

[Signatures appear on following page]

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IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

ISSUER:

USA Opportunity Income Fund, Inc., a Puerto Rico corporation

By:
Name:	Andrew Murray
Title:	Chief Financial Officer

MANAGING BROKER-DEALER:

Coastal Equities, Inc., an Ohio corporation

By:
Name:
Title:

Commission checks to be sent to:

Coastal Equities, Inc.

1201 N. Orange St., Suite 729

Wilmington, DE 19801

EXHIBIT A

SOLICITING DEALER AGREEMENT

EXHIBIT B

Additional Services: Managing Broker-Dealer:

●	Warrants that it, or its selling group members shall, as appropriate, review investor information, including “Know Your Customer” data, perform “Anti-Money Laundering” (“AML”) and other compliance background checks, and provide a recommendation to Issuer whether or not to accept investor as a customer of the Issuer;

●	Warrants that it, or its selling group members shall, as appropriate, review each potential investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to Issuer whether or not to accept the use of the subscription agreement for the Investor’s participation (which the Issuer shall be free to accept or reject in its sole discretion);

●	Contact and/or notify the Issuer, if needed, to gather additional information or clarification on potential investors;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under this Agreement (e.g. as needed for AML and background checks);

●	Coordinate with third party providers to ensure adequate review and compliance; and

●	Undertake such additional actions and activities as are customarily undertaken by a managing broker-dealer in a “best efforts” engagement.